Exhibit 10.10

 EXECUTIVE VERSION

AMENDED AND RESTATED FORWARD PURCHASE AGREEMENT

by and among

J1 HOLDINGS INC.

JS CAPITAL LLC

and

ALTIMETER GROWTH CORP.

Dated April 12, 2021

Defined Term	Page
Acquisition Closing	2
Agreement	1
Anti-Money Laundering Laws	7
Board	6
Board Observer	13
Business Combination	1
Business Combination Agreement	1
Business Day	2
Charter	6
Claim	9
Code	11
Company	1
Company Class A Shares	1
Company Forward Purchase Securities	1
Existing Agreement	1
FPS Closing	2
FPS Purchase Price	1
good standing	3
IPO	1
Joinder Agreement	10
Person	4
PFIC	11
PubCo	1
PubCo Class A Share	2
PubCo Forward Purchase Securities	1
PubCo Forward Purchase Shares	1
PubCo Forward Purchase Warrants	1
PubCo Notice	2
Public Warrants	2
Purchaser	1, 10
Purchaser Parties	5
Registration Rights Agreement	4
Securities Act	3
Transferee	10
Transferee Securities	10
Trust Account	9
Warrant Agent	2
Warrant Agreement	2

This Amended and Restated Forward Purchase Agreement (this “Agreement”) is entered into as of April 12, 2021, by and between Altimeter Growth Corp., a Cayman Islands exempted company (the “Company”), the purchaser listed on signature page hereto (the “Purchaser”), and J1 Holdings Inc., a Cayman Islands exempted company (“PubCo”).

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, in connection with the Company’s initial public offering (the “IPO”), the Company and the Purchaser entered into the forward purchase agreement, dated September 16, 2020 (the “Existing Agreement”), pursuant to which immediately prior to the closing of the Business Combination, the Company would issue and sell, and the Purchaser would purchase, on a private placement basis, up to 2,500,000 Class A ordinary shares of the Company  (“Company Class A Shares”) and up to 500,000 redeemable warrants exercisable to purchase one Class A ordinary share of the Company (together, the “Company Forward Purchase Securities”) on the terms and conditions set forth therein;

WHEREAS, the Company has proposed to effect a Business Combination on the terms, and subject to the conditions set forth in the business combination agreement, dated April 12, 2021, by and among the Company, PubCo, Grab Holdings Inc., and the other parties thereto (as amended, modified or supplemented, from time to time, the “Business Combination Agreement”); and

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Company and the Purchaser wish to amend and restate the Existing Agreement in its entirety as provided herein to, among other matters set forth herein, replace the commitment made by the Purchaser to purchase the Company Forward Purchase Securities with a commitment by the Purchaser to purchase 2,500,000 Class A ordinary shares of PubCo (“PubCo Forward Purchase Shares”) and 500,000 PubCo Warrants (as defined in the Business Combination Agreement) (the “PubCo Forward Purchase Warrants” and together with the PubCo Forward Purchase Shares, the “PubCo Forward Purchase Securities”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

Sale and Purchase.

Forward Purchase Securities.

(i)
Pursuant to the terms and subject to the conditions of this Agreement, PubCo shall issue and sell to the Purchaser, and the Purchaser shall purchase from PubCo, the PubCo Forward Purchase Securities for an aggregate purchase price of $25,000,000 (the “FPS Purchase Price”).

(ii)
Each PubCo Forward Purchase Warrant, if any, will have the same terms as each warrant of the Company sold as part of the units in the IPO (which themselves are to be converted into and become warrants of PubCo with effect on and from the closing of Initial Merger (as defined under the Business Combination Agreement) (the “Public Warrants”) and will be subject to the terms and conditions of the Warrant Agreement, dated September 30, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agent”), in connection with the IPO to be amended pursuant to the Assignment, Assumption and Amendment Agreement to be entered into by and between the Company, PubCo and the Warrant Agent pursuant to the Business Combination Agreement (the “Warrant Agreement”). Each PubCo Forward Purchase Warrant will entitle the holder thereof to purchase one Class A ordinary share of PubCo (“PubCo Class A Share”) at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement. The PubCo Forward Purchase Warrants will become exercisable on the later of thirty (30) days after the Acquisition Closing (as defined in the Business Combination Agreement, the “Acquisition Closing”) and October 5, 2021, and will expire at 5:00 p.m., New York City time, five (5) years after the Acquisition Closing or earlier upon redemption or the liquidation of PubCo, as described in the Warrant Agreement, and only whole PubCo Forward Purchase Warrants will be exercisable.

(iii)
PubCo shall deliver a written notice (the “PubCo Notice”) to the Purchaser, at least five (5) Business Days before the anticipated date of the Acquisition Closing, specifying the anticipated date of the Acquisition Closing and instructions for wiring the FPS Purchase Price to an account designated by PubCo.

(iv)
Purchaser shall deliver to PubCo on or before three (3) Business Days prior to the anticipated date of the Acquisition Closing specified in the PubCo Notice the FPS Purchase Price by wire transfer of U.S. dollars in immediately available funds to the escrow account specified by PubCo in the PubCo Notice, to be held by the escrow agent until the Acquisition Closing.

(v)
For the purposes of this Agreement, “Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, the Cayman Islands or Singapore are authorized or required by law to close.

(vi)
The closing of the sale of the PubCo Forward Purchase Securities (the “FPS Closing”) shall occur prior to but substantially concurrent with the Acquisition Closing  subject to the terms and conditions set forth herein; provided that the FPS Closing shall occur no earlier than immediately after the Initial Merger Effective Time (as defined in the Business Combination Agreement).

(vii)
In the event the Acquisition Closing does not occur within five (5) business days after the FPS Closing, PubCo shall cause the escrow agent to promptly (but not later than two (2) Business Days thereafter) return the FPS Purchase Price to the Purchaser by wire transfer of U.S. dollars in immediately available funds to the account specified by the Purchaser, and any book entries or share certificates shall be deemed cancelled; provided that unless this Agreement has been terminated pursuant to Section 8, such return of funds shall not terminate this Agreement or relieve the Purchaser of its obligation to purchase the PubCo Forward Purchase Securities at the FPS Closing.

Delivery of Forward Purchase Securities.

(i)
PubCo shall register the Purchaser as the owner of the number of PubCo Forward Purchase Securities with PubCo’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the FPS Closing.

(ii)
Each book entry for the PubCo Forward Purchase Securities shall contain a notation, and each certificate (if any) evidencing the PubCo Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

Legend Removal. PubCo shall use commercially reasonable efforts, if requested by the Purchaser, to (i) cause the removal of any restrictive legend set forth on the PubCo Forward Purchase Securities as soon as reasonably practicable following any such request by the Purchaser and (ii) issue PubCo Forward Purchase Securities without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at the Purchaser’s option, provided that in each case (a) (i) such PubCo Forward Purchase Securities have been registered for resale under the Securities Act of 1933, as amended (the “Securities Act”) and the Purchaser has sold or proposes to sell such PubCo Forward Purchase Securities pursuant to such registration, or (ii) the Purchaser has sold or transferred, or proposes to sell or transfer, Shares pursuant to Rule 144 and (b) PubCo, its counsel or the transfer agent have received customary representations, opinions of counsel and other documentation from the Purchaser that is reasonably necessary to establish that restrictive legends are no longer required as reasonably requested by PubCo, its counsel or the transfer agent.

Representations and Warranties of the Purchaser. The Purchaser represents and warrants to PubCo and the Company as follows, as of the date hereof:

Organization and Power. The Purchaser is duly formed and validly existing and in good standing (if the concept of “good standing” is a recognized concept in just jurisdiction) in its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company and PubCo, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. The Purchaser is a “qualified institutional buyer” as defined by Rule 144A promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s and PubCo’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities with the Company’s management.

Restricted Securities. The Purchaser understands that the offer and sale of the PubCo Forward Purchase Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the PubCo Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the PubCo Forward Purchase Securities indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that PubCo has no obligation to register or qualify the PubCo Forward Purchase Securities, or any PubCo Class A Shares into which they may be converted into or exercised for, for resale, except pursuant to the registration rights agreement, to be entered into by PubCo, the Purchaser and the other parties thereto in connection with the transactions contemplated by the Business Combination Agreement (the “Registration Rights Agreement”). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the PubCo Forward Purchase Securities, and on requirements relating to PubCo that are outside of the Purchaser’s control, and for which PubCo is under no obligation and may not be able to satisfy. The Purchaser understands that the offering to the Purchaser of the PubCo Forward Purchase Securities is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such PubCo Forward Purchase Securities.

No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, and that neither the Company nor PubCo has given any assurances that a public market will ever exist for the Forward Purchase Securities.

High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk, which could cause the Purchaser to lose all or part of its investment.

Foreign Investor. The Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Forward Purchase Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Forward Purchase Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Forward Purchase Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Forward Purchase Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners, has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the PubCo Forward Purchase Securities.

Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company or PubCo.

No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by PubCo in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by PubCo. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company.

Representations and Warranties of PubCo. PubCo represents and warrants to the Purchaser as follows:

Incorporation and Corporate Power. PubCo is duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

Capitalization. As of the date of this Agreement, the authorized share capital of PubCo consists of 5,000,000,000 shares, one of which is issued and outstanding.

Authorization. All corporate action required to be taken by PubCo’s Board of Directors (the “Board”) and shareholders in order to authorize PubCo to enter into this Agreement, and to issue the PubCo Forward Purchase Securities at the FPS Closing, and the securities issuable upon conversion or exercise of the PubCo Forward Purchase Securities, has been taken or will be taken prior to the FPS Closing. All action on the part of the shareholders, directors and officers of PubCo necessary for the execution and delivery of this Agreement, the performance of all obligations of PubCo under this Agreement to be performed as of the FPS Closing and the issuance and delivery of the PubCo Forward Purchase Securities and the securities issuable upon conversion or exercise of the PubCo Forward Purchase Securities has been taken or will be taken prior to the FPS Closing. This Agreement, when executed and delivered by the other parties hereto, shall constitute the valid and legally binding obligation of PubCo, enforceable against PubCo in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

Valid Issuance of Forward Purchase Securities. The PubCo Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and PubCo’s memorandum and articles of association (the “Charter”), and the securities issuable upon conversion or exercise of the PubCo Forward Purchase Securities, when issued in accordance with the terms of this Agreement, and registered in the register of members of PubCo, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the PubCo Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of PubCo in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act and applicable state securities laws.

Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its Charter or other governing documents as of the date hereof and immediately following the amendment of PubCo’s Charter as contemplated by the Business Combination Agreement, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to PubCo, in each case (other than clause (i)) which would have a material adverse effect on PubCo or its ability to consummate the transactions contemplated by this Agreement.

Operations. As of the date hereof, PubCo has not conducted, and prior to the Acquisition Closing PubCo will not conduct, any operations other than organizational activities and activities in connection with the transaction contemplated by this Agreement, the Business Combination Agreement and the other Transaction Documents (as defined in the Business Combination Agreement).

Foreign Corrupt Practices. Neither PubCo, nor any director, officer, agent, employee or other Person acting on behalf of PubCo has, in the course of its actions for, or on behalf of, PubCo (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Compliance with Anti-Money Laundering Laws. The operations of PubCo are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving PubCo with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of PubCo, threatened.

Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of PubCo, threatened against or affecting PubCo or any of PubCo’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

No General Solicitation. Neither PubCo, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the PubCo Forward Purchase Securities.

No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, PubCo has not made and does not make nor shall be deemed to make any other express or implied representation or warranty with respect to PubCo, this offering, the IPO, the Business Combination or the transactions contemplated by the Business Combination Agreement, and PubCo disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, PubCo specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Purchaser Parties.

Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement has been taken. This Agreement, when executed and delivered by the other parties hereto, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)
Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act and applicable state securities laws.

(d)
Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its Charter or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, the Company has not made and does not make nor shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the IPO or the Business Combination, and the Company disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser Parties in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Purchaser Parties.

Additional Agreements and Acknowledgements and Waivers.

Trust Account.

(i)
Each of the Purchaser and PubCo hereby acknowledges that it is aware that the Company maintains a trust account (the “Trust Account”) for the benefit of its public shareholders. Each of the Purchaser and PubCo, for itself and its respective affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser or PubCo may have in respect of any Company Class A Shares held by it.

(ii)
Each of the Purchaser and PubCo hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser or PubCo (as applicable) may have in respect of any Company Class A Shares held by it.

Voting. The Purchaser hereby agrees that in connection with the transactions contemplated by the Business Combination Agreement, the Purchaser shall vote any Company Class A Shares owned by it in favor of the Business Combination Agreement. If the Purchaser fails to vote any Company Class A Shares it is required to vote hereunder in favor of the Business Combination Agreement, the Purchaser hereby grants to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(c)
Transfer. This Agreement and all of the Purchaser’s rights and obligations hereunder (including the Purchaser’s obligation to purchase the PubCo Forward Purchase Securities) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more affiliates of Purchaser, but not to other third parties (each such transferee, a “Transferee”). Upon any such assignment:

(i)
the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Purchaser’s signature page hereto (the “Joinder Agreement”), which shall reflect the number of PubCo Forward Purchase Securities to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchaser hereunder with respect to the Transferee Securities, and references herein to the “Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Purchaser and any such Transferee shall be several and not joint and shall be made as to the Purchaser or any such Transferee, as applicable, as to itself only; and

(ii)
upon a Transferee’s execution and delivery of a Joinder Agreement, the maximum number of PubCo Forward Purchase Securities to be purchased by the Purchaser hereunder shall be reduced by the number of PubCo Forward Purchase Securities to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Purchaser and PubCo amending Schedule A to this Agreement to reflect each transfer to reflect such reduced number of PubCo Forward Purchase Securities. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule A and the Purchaser’s signature page hereto need be so amended and updated and executed by each of the Purchaser and PubCo upon the occurrence of any such transfer of Transferee Securities; provided that, in the case of any such transfer or assignment, the initial party to this Forward Purchase Agreement shall remain bound by its obligations under this Forward Purchase Agreement.

Additional Agreements of PubCo and the Company.

Exchange Listing. PubCo will use commercially reasonable efforts to effect the listing of the PubCo Class A Shares and PubCo Forward Purchase Warrants on a national securities exchange.

(b)
QEF Election Information. Until the Business Combination, the Company shall use commercially reasonable efforts to determine whether, in any year, the Company or any subsidiary of the Company is deemed to be a “passive foreign investment company” (a “PFIC”) within the meaning of U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”). Until the Business Combination, if the Company determines that the Company or any subsidiary of the Company is a PFIC in any year, for the year of determination and for each year thereafter during which the Purchaser holds an equity interest in the Company, including warrants, the Company or its subsidiary shall use commercially reasonable efforts to (i) make available to the Purchaser the information that may be required to make or maintain a “qualified electing fund” election under the Code with respect to the Company and (ii) furnish the information required to be reported under Section 1298(f) of the Code and/or, upon request, necessary in order to make the election described in Section 1291(d)(2)(B) of the Code.

FPS Closing Conditions.

(a)
The obligation of the Purchaser to purchase the PubCo Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)
the Acquisition Closing shall be consummated substantially concurrently with, and immediately following the FPS Closing; provided that FPS Closing shall occur no earlier than immediately after the Initial Merger Effective Time (as defined in the Business Combination Agreement);

(ii)	PubCo shall have delivered to the Purchaser a certificate evidencing PubCo’s good standing as a Cayman Islands exempted limited company, as of a date within ten (10) Business Days of the FPS Closing;

(iii)
the representations and warranties of the PubCo set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on PubCo or its ability to consummate the transactions contemplated by this Agreement;

(iv)
PubCo shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by PubCo at or prior to the FPS Closing; and

(v)
no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the PubCo Forward Purchase Securities.

(b)
The obligation of PubCo to sell the PubCo Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by PubCo:

(i)
the Acquisition Closing shall be consummated substantially concurrently with, and immediately following the FPS Closing; provided that the FPS Closing shall occur no earlier than immediately after the Initial Merger Effective Time (as defined in the Business Combination Agreement);

(ii)
the representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)
the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv)
no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the PubCo Forward Purchase Securities.

Termination. This Agreement may be terminated at any time prior to the FPS Closing:

(a)	by mutual written consent of PubCo and the Purchaser;

(b)	automatically

(i)	if the Business Combination Agreement is terminated; or

(ii)
if PubCo becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of PubCo, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment;

In the event of any termination of this Agreement pursuant to this Section 8, (i) the Existing Agreement shall be automatically reinstated with immediate effect and shall continue in full force and effect as if this Agreement were never executed; and (ii) the FPS Purchase Price (and interest thereon, if any), if previously paid, and the Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or PubCo and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

Board Representation. Effective upon the closing of the IPO and at any time prior to the date of the Acquisition Closing, the Purchaser shall have the right to designate one individual non-voting observer (a “Board Observer”) to the Board; provided that each of the Purchaser and the Board Observer enter into a confidentiality agreement with the Company with standard commercial terms for a term of no less than twenty-seven (27) months from the date of the IPO. The Board Observer shall be entitled to attend meetings of the Board, and to receive all information provided to the members of the Board during the period in which such person is a Board Observer; provided, that the Board Observer shall not be entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees. In the event of the Board Observer’s death, disability or resignation from the Board prior to the Acquisition Closing, the Purchaser shall have the right to designate a replacement Board Observer. The Company may exclude the Board Observer from access to any material or meeting or portion thereof if the Board concludes in good faith, upon advice of the Company’s counsel, that such exclusion is reasonably necessary. The Board Observer shall have no duties, fiduciary or otherwise, to the Company. The Purchaser’s and Board Observer’s rights pursuant to this Section 9 shall terminate immediately prior to the Acquisition Closing. Notwithstanding the foregoing, this Section 9 shall terminate and be of no effect as of the Acquisition Closing.

General Provisions.

Notices. All notices, consents, waivers and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, and (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

All communications sent to PubCo shall be sent to: J1 Holdings Inc., c/o Grab Holdings Inc., 9 Straits View, #23-07/12, Marina One West Tower, Singapore 018937, Attention: Mr. Anthony Tan, Mr. John Cordova, Redact, with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, 6 Battery Road, Suite 23-02, Singapore 049909, Attn: Jonathan B. Stone/Rajeev P. Duggal, Esq., email: jonathan.stone@skadden.com; rajeev.duggal@skadden.com; and Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004-1482, U.S.A. Attn: Kenneth A. Lefkowitz, Esq., email: ken.lefkowitz@hugheshubbard.com.

All communications sent to the Company shall be sent to: Altimeter Growth Corp., c/o Altimeter Capital Management, LP, 2550 Sand Hill Road, Suite 150, Menlo Park, CA 94025, Attn: Hab Siam, Redact, with a copy to the Company’s counsel at: Ropes & Gray LLP, 1900 University Avenue, 6th Floor, East Palo Alto, CA 94303-2284, Attn: Paul Scrivano, Esq., email: Paul.Scrivano@ropesgray.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 10(a).

No Finder’s Fees. Each of the parties represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction (other than to any advisor or placement agents in relation to the Business Combination). The Purchaser agrees to indemnify and to hold harmless PubCo and the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or its respective officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. PubCo agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the PubCo or any of its officers, employees or representatives is responsible.

Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement

Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

Jurisdiction. The parties hereto (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of PubCo, the Company and the Purchaser.

Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Expenses. Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. PubCo shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the PubCo Forward Purchase Securities and the securities issuable upon conversion or exercise of the PubCo Forward Purchase Securities.

Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company and PubCo, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)
Certain Tax Matters. The parties acknowledge and agree that for U.S. federal income tax purposes, Purchaser shall be deemed to be the owner of any funds transferred by Purchaser to any escrow account unless and until such funds are disbursed to PubCo in accordance with the terms of this Agreement, which disbursement shall occur, for the avoidance of doubt, no earlier than immediately following the Initial Merger Effective Time (as defined in the Business Combination Agreement).

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

JS CAPITAL LLC	Address for Notices: JS Capital Management LLC 888 Seventh Avenue New York, NY 10106
By:
Name:
Title:

PUBCO:

J1 HOLDINGS INC.

BY:
Name:
Title:

COMPANY:

ALTIMETER GROWTH CORP.

BY:
Name:
Title:

Schedule A

Purchaser	Pubco Forward Purchase Shares	Pubco Forward Purchase Warrants
JS Capital LLC	2,500,000	500,000